UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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MYERS INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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News Release

NYSE: MYE

Contact(s):
- Donald A. Merril, Senior Vice President & Chief Financial Officer
- Max Barton, Director, Corporate Communications	FOR IMMEDIATE RELEASE
- Monica Vinay, Director, Investor & Financial Relations
(330) 253-5592
Two Leading Proxy Advisory Firms Favor Myers Industries’
Board-Recommended Nominees for Directors
Firms recommend shareholders vote the Company’s WHITE proxy card and not GAMCO’s BLUE proxy card
April 21, 2011, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today announced that the two leading proxy advisory firms — Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. LLC — have recommended that shareholders vote FOR the election of all of the Company’s Board of Directors nominees on the WHITE proxy card at the 2011 Annual Meeting of Shareholders. The analyses and recommendations of these proxy advisory firms are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.
In their analyses, ISS and Glass Lewis conclude that GAMCO Asset Management, Inc., a dissident shareholder that has nominated its own two candidates for the Board, has failed for the third year in a row to provide a compelling argument either in favor of its candidates or against the Board-recommended nominees. The proxy advisory firms note that the Board’s candidates are highly independent and that GAMCO has offered no substantive plans to improve upon the Company’s ongoing strategy for value creation.
The firms also recommended shareholder approval for ratification of Ernst & Young LLP as the Company’s independent auditors (Proposal 2); for approval of the Company’s executive compensation program (Proposal 3); and for holding the non-binding “say-on-pay” vote every year (Proposal 4). The recommendations were issued to each proxy firm’s respective subscribers.
The Company’s Annual Meeting of Shareholders will be held on April 29, 2011, at 9 a.m. ET, at the Louis S. Myers Training Center in Akron, Ohio.
About Myers Industries
Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. The Company reported net sales from continuing operations of $737.6 million in 2010. Visit www.myersind.com to learn more.
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1293 South Main Street • Akron, Ohio 44301 • (330) 253-5592 • Fax: (330) 761-6156	NYSE / MYE